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                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with the Annual Report of Silverleaf Resorts, Inc. (the "Company") on Form 10-K for the year ended December 31, 2000 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harry
J. White, Jr., Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) Except for failure to comply with all requirements of Regulation S-X due to the disclaimer of an opinion by the Company's auditors on the Company's consolidated financial statements for the year ended December 31, 2000, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Dated:  November 19, 2002                          /s/ HARRY J. WHITE, JR.
                                             -----------------------------------
                                                    Harry J. White, Jr.